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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                _________________

                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):  May 22, 1997
                                                            ------------


                                 MAIL BOXES ETC.
--------------------------------------------------------------------------------
                       (Exact Name of Issuer as Specified
                                 in its Charter)



     California                    0-14821                       33-0010260
--------------------------------------------------------------------------------
(State or Other                (Commission File                     (IRS
 Jurisdiction                       Number)                        Employer
of Incorporation                                                Identification
Identification or                                                   Number)
 Organization)




         6060 Cornerstone Court West, San Diego, California  92121-3795
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code (619) 455-8800
                                                   --------------


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ITEM 5.  OTHER EVENTS

     On May 22, 1997, Mail Boxes Etc. ("MBE") and U.S. Office Products Company ("USOP") announced that they had signed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of USOP will merge with and into MBE, with MBE to be the survivor in such merger and to be a wholly-owned subsidiary of USOP. A copy of the press release concerning the Merger, as well as a copy of the Merger Agreement, are attached hereto as EXHIBIT 99.1 and EXHIBIT 99.2, respectively. The information set forth below is qualified in its entirety by reference to the Merger Agreement.

     Under the terms of the Merger Agreement, USOP will exchange one share of its stock for each share of MBE stock in the transaction if the average USOP share price remains between $23.00 and $29.00 during the 20 trading days ending two days prior to MBE's shareholder meeting, provided that the closing of the merger occurs within five business days of such meeting. If the average USOP share price during such 20-day trading period is above $29.00, MBE shareholders will receive a fraction of a share of USOP stock with a value of $29.00. There is no adjustment in the exchange rate if the USOP average trading price during the 20-day trading period is less than $23.00. In such event, MBE may, however, terminate the Merger Agreement unless USOP, within three days after receipt of written notice from MBE of MBE's intention to so terminate, shall have elected to adjust its exchange rate to be equal to the quotient of $23.00 divided by the USOP average trading price during the 20-day trading period ending two days prior to MBE's shareholder meeting, provided that the closing of the merger occurs within five business days of such meeting.

     The transaction is subject to various regulatory and closing conditions, including the approval of MBE's shareholders. Certain of the major shareholders of MBE owning an aggregate of approximately 34% of the total number of outstanding shares of MBE stock have delivered letters to USOP pursuant to which such shareholders have agreed, among other things, to vote or cause to be voted their shares of MBE stock in favor of the merger.

ITEM 7.  EXHIBITS.

          (a)  Financial statements of business acquired.

                    Not applicable.

          (b)  Pro forma financial information.

                    Not applicable.

          (c)  Exhibits.


Exhibit No.         Description
-----------         -----------

     99.1           Press Release dated May 22, 1997.

     99.2 Agreement and Plan of Merger, dated May 22, 1997, by and among MBE, USOP and Santa Fe Acquisition Corp.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MAIL BOXES ETC.



May 22, 1997                                 By:/s/ JAMES H. AMOS, JR.
                                                -----------------------------
                                                James H. Amos, Jr.
                                                President and
                                                Chief Operating Officer


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